Exhibit 99.1
Hillenbrand Announces Launch and Pricing
of $150 Million Notes Offering
BATESVILLE, Indiana, July 6, 2010, Hillenbrand, Inc. (NYSE: HI) – /PR Newswire-First Call/ – Hillenbrand, Inc. has announced the launch and pricing of its public offering of $150 million aggregate principal amount of 5.5 percent notes due July 15, 2020. The offering is expected to close on or about July 9, 2010, subject to customary closing conditions.
Hillenbrand intends to use the net proceeds from this offering to repay a portion of the outstanding borrowings under its $400 million revolving credit facility that were incurred to fund the acquisition of K-Tron International, Inc. and for general corporate purposes, including working capital.
J.P. Morgan and Goldman, Sachs & Co. are acting as joint bookrunning managers for the offering. A prospectus relating to this offering may be obtained by contacting J.P. Morgan collect at 212-834-4533 or Goldman, Sachs & Co. at 1-866-471-2526.
This press release appears as a matter of record only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful.
About Hillenbrand, Inc.
Hillenbrand, Inc. is a diversified enterprise with multiple subsidiaries focused around two separate operating businesses. Batesville Casket is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products. K-Tron International is a recognized leader in the design, production, marketing and servicing of material handling equipment and systems. The company serves many different industrial markets through two product lines. The Process Group focuses primarily on feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders and K-Tron Premier. The Size Reduction Group concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader. HI-INC-F
Disclosure Regarding Forward-Looking Statements
Throughout this release, we make a number of forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding our intended use of proceeds and the anticipated closing of the notes offering. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from our expectations and projections.
Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should
This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could disrupt current or future operations or pose potential difficulties in employee retention or otherwise affect financial or operating results as a result of the acquisition of K-Tron International, Inc.; the ability to recognize the benefits of the acquisition of K-Tron International, Inc., including potential synergies and cost savings or the failure of the combined company to achieve its plans and objectives generally; the increased leverage as a result of that transaction; and legislative, regulatory and economic developments. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our preliminary prospectus supplement filed on July 6, 2010; our annual report on Form 10-K for the year ended September 30, 2009; our subsequent quarterly reports on Form 10-Q and our current report on Form 8-K filed on July 6, 2010; and in the annual report on Form 10-K for the year ended January 2, 2010, of K-Tron International, Inc. We assume no obligation to update or revise any forward-looking information.
CONTACT
Investor Relations for Hillenbrand, Inc.
Mark R. Lanning, Vice President of Investor Relations and Treasurer
Phone: 812-934-7256
E-mail: mr.lanning@hillenbrand.com
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